Exhibit 99.1

Lumber Liquidators Resolves

California Air Resources Board (CARB) INQUIRY

Lumber Liquidators and CARB to Launch Pioneering Program to Develop Best Practices for Flooring Product Testing

TOANO, Va., March 22, 2016 – Lumber Liquidators (NYSE: LL), the largest specialty retailer of hardwood flooring in North America, announced today that it has reached an agreement with the California Air Resources Board (CARB), that fully resolves the previously disclosed inquiry regarding certain of the Company’s laminate flooring products sourced from China. Lumber Liquidators has not sold these products since May of 2015. CARB has concluded its review with no formal finding of violation or admission of wrongdoing on the part of the Company.

In accordance with the agreement, Lumber Liquidators will implement a series of voluntary compliance procedures to ensure that all of the Company’s flooring products comply with CARB’s formaldehyde standards, which are the most stringent in the country. Lumber Liquidators will also pay $2.5 million to CARB, of which $1.5 million was accrued in 2015, to resolve the matter. In its agreement with Lumber Liquidators, CARB expressly recognized the actions taken by the Company to ensure compliance and the lack of evidence of actual harm to public health, safety and welfare. Lumber Liquidators and CARB have also committed to collaborate on pioneering a testing program designed to establish best practices and protocols for testing flooring products. This program will set a new standard for the industry and ensure that all products are tested appropriately and consistently on behalf of consumers and businesses.

“Consumer safety is our top priority and, over the past year, we have implemented a number of customer-focused initiatives,” said John Presley, Chief Executive Officer. “We strengthened our quality assurance procedures, launched the largest voluntary testing program in our nation’s history and, in May 2015, voluntarily suspended the sale of all laminate flooring sourced from China. We look forward to continuing to work with CARB to establish new industry standards for flooring product testing. We believe today’s settlement will go a long way in helping us to execute our strategy, which includes rebuilding our brand and communicating – with clarity and candor – the value of our products to our customers and stakeholders.”

About Lumber Liquidators

With more than 370 locations, Lumber Liquidators is North America's largest specialty retailer of hardwood flooring. The Company features more than 400 top quality flooring varieties, including solid and engineered hardwood, bamboo, cork, laminate and resilient vinyl. Additionally, Lumber Liquidators provides a wide selection of flooring enhancements and accessories to complement, install and maintain your new floor. Every location is staffed with flooring experts who can provide advice and useful information about Lumber Liquidators' low priced product, much of which is in stock and ready for delivery.

Lumber Liquidators aims to be the industry leader in sustainability. For more information, please visit www.LumberLiquidators.com/Sustainability. Learn more about our corporate giving program at LayItForward.LumberLiquidators.com. You can also follow the Company on Facebook and Twitter.

Forward-Looking Statements

This press release includes statements of Lumber Liquidators’ expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, are based on the beliefs of Lumber Liquidators’ management, as well as assumptions made by, and information currently available to, Lumber Liquidators’ management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Lumber Liquidators’ control. Forward-looking statements in this report may include, without limitation, statements regarding Lumber Liquidators’ implementation of a series of voluntary compliance procedures, the development of the most reliable testing methods and flooring products and the impact on the execution of Lumber Liquidators’ strategies. Lumber Liquidators’ actual results could differ materially from those projected in or contemplated by the forward-looking statements as a result of potential risks, uncertainties and other factors including, but not limited to, Lumber Liquidators’ ability to successfully implement the compliance procedures and the impact that the testing methods and protocols will have on Lumber Liquidators’ strategy. Lumber Liquidators specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding additional risks and uncertainties is contained in Lumber Liquidators’ reports filed with the Securities and Exchange Commission, including the Item 1A, “Risk Factors,” section of the Form 10-K for the year ended December 31, 2015.

For further information contact:

Lumber Liquidators Investor Relations
Tel: 757.566.7512